                                   FORM 13G

                                 Exhibit 99.2


     In response to the information requested by Item 8 on Page 9, the following is the identity of each person filing this schedule 13G:

                 TRUSTEES OF THE W.K. KELLOGG FOUNDATION TRUST
                 ---------------------------------------------

                             The Bank of New York

                             William E. LaMothe

                             Russell G. Mawby

                             William C. Richardson

     Such persons expressly declare that they do not affirm the existence of a group for purposes other than this joint filing.